                                                                     EXHIBIT 3.6

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ALPHA HOSPITALITY CORPORATION

                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                ------------------------------------------------

            ALPHA  HOSPITALITY  CORPORATION (the  "Corporation"),  a corporation organized and existing under and by virtue of the General Corporation Law of the
State of Delaware, does hereby certify as follows:

                        1. The  name of the  corporation  is  Alpha  Hospitality
            Corporation.

                        2. Paragraph First of the  Certificate of  Incorporation
            of the  Corporation  is hereby  amended in its  entirety  to read as follows:

                           "FIRST:   The  name  of  the  corporation  is  Empire
            Resorts, Inc. (the "Corporation")"

                        3. This Amendment to the  Certificate  of  Incorporation
            shall be effective as of May 21, 2003.

                        4. The Amendment to the Certificate of  Incorporation of
            the Corporation  effected by this Certificate was duly authorized by the Board of Directors of the  Corporation  in  accordance  with the provisions  of Section  242 of the  General  Corporation  Law of the
            State of Delaware, and by the affirmative vote of the holders of all of the  Corporation's  outstanding  capital  stock  entitled to vote thereon by written  consent in  accordance  with the  provisions  of
            Section 228 of the General Corporation Law of the State of Delaware.

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            IN WITNESS  WHEREOF,  the Corporation has caused this Certificate of
Amendment to be signed and  acknowledged by its Chief Financial  Officer on this
15th day of May, 2003.

                                         ALPHA HOSPITALITY CORPORATION

                                         By: /s/ Scott Kaniewski
                                             -----------------------------------
                                             Scott Kaniewski
                                             Chief Financial Officer

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